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                                                                       EXHIBIT 4

                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement ("Agreement") is entered into as of this 14th day of October, 1999, by and between Millennia Car Wash, LLC ("Millennia"), Excel Legacy Corporation and G II Ventures, LLC ("Shareholders"), and Mace Security Intentional, Inc. ("Company"), and evidences that for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                  INTRODUCTION

        SECTION 1.1 Recitals. American Wash Services, Inc.("AWSI"), which merged into a wholly-owned subsidiary of the Company, and Shareholders have entered into a Real Estate and Asset Purchase Agreement dated March 23, 1999, as amended on March 30, 1999 (as so amended, the "Purchase Agreement"), which provides in part for Company to issue and deliver shares of its Common Stock, par value $.01 per share, to Millennia. This Agreement shall become effective upon the issuance of such securities to Millennia pursuant to the Purchase Agreement.

                                   ARTICLE II.
                                   DEFINITIONS

        As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

        Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

        Common Stock: The Common Stock of the Company.

        Company: As defined in the introductory paragraph of this Agreement.

        Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

        Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

        Registrable Securities: (a) the shares of Common Stock to be issued and delivered to Millennia or the Shareholders pursuant to the Purchase Agreement, and (b) any securities issued or issuable with respect to any Common Stock referred to in the foregoing subdivision by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such

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registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or they are distributable to the public pursuant to Rule 144(k) without any volume restrictions, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

        Registration Expenses: All expenses incident to the Company's performance of or compliance with Article III, including, without limitation, all registration, filing, listing, and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating, printing and engraving expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements of a single counsel retained by the holders of the Registrable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of public offering of the Registerable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

        Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

        Shareholders: As defined in the introductory paragraph of this Agreement.

                                  ARTICLE III.
                            "PIGGYBACK" REGISTRATION

        SECTION 3.1 RIGHT TO INCLUDE REGISTRABLE SECURITIES. From and after the date of this Agreement, if the Company at any time proposes to file a registration statement under the Securities Act to register for sale by the Company, or by Louis Paolino, shares of Common Stock solely for cash other than
(i) a registration on Form S-8 or S-4, or any successor or similar forms, or
(ii) a shelf registration under Rule 415 under the Securities Act, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Article III. Upon the written request of any such holder ("Requesting Holder") made within 20 days after the date of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities requesting registration, by the inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with the registration, the Company shall determine for

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any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of determination not to register, shall be relieved of its obligation to register Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. The Company will pay all Registration Expenses incurred by holders by Registrable Securities in connection with each registration of Registrable Securities requested pursuant to this Article III. In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 3, all Shareholders proposing to distribute their shares pursuant to this Section 3 shall, at the request of the Company, enter into any agreement in customary form with the underwriter or underwriters selected by the Company.

        SECTION 3.2 PRIORITY ON PIGGY-BACK REGISTRATIONS. If (i) a registration pursuant to this Article III involves an underwritten offering of the securities being registered for sale for the account of the Company to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters should be reduced (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and all other selling stockholders, if any, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and securities proposed to be sold by any person other than the Company the registration of which shall have been requested by each holder of Registrable Securities and each person other than the Company (based on the number of shares otherwise proposed to be included therein by such holders of Registrable Securities and such other selling stockholders) so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

                                   ARTICLE IV.
                             REGISTRATION PROCEDURES

        SECTION 4.1 PREPARATION OF FILINGS. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article III, the following shall apply:

        (a) Registration Statement. Subject to the terms of Section 3.1 and 3.2 hereof, the Company shall promptly prepare and file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective for up to thirty days, unless the distribution of the securities registered

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thereunder has been earlier completed; provided, however, that the Company may withdraw any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 3.2, securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto; provided further, that before filing such registration statement or any amendments thereto, the Company will furnish to the holders of Registrable Securities that are to be included in such registration and their counsel copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable approval of such holders and their counsel.

        (b) Amendments. The Company shall prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 4.1(a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

        (c) Copies of Documents. The Company shall furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits to such Registration Statement), such numbers of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed pursuant to Rule 424 under the Securities Act and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by the Registration Statement and the underwriter or underwriters, if any, in connection with the offering and sale of Registrable Securities covered by the prospectus or any amendment or supplement thereto).

        (d) Blue-Sky. The Company will use its commercially reasonable efforts to register or qualify all Registrable Securities under the securities laws or blue sky laws of the jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller and Requesting Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, or to consent to general service of process in any such jurisdiction.

        (e) Other Approvals. The Company will use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the intended disposition of such Registrable Securities.

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        (f) Notice of Events. The Company will notify each seller of Registrable
Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller shall, as promptly as is commercially reasonable, prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        (g) Information Blackout. Upon written notice from the Company to each holder of Registrable Securities that the company has determined in good faith that sale of Common Stock pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, the Company may postpone the filing or effectiveness of any registration statement hereunder and, if such registration statement has become effective, the Company shall not be required to maintain the effectiveness of such registration statement and a holder of Registrable Securities shall suspend sales of Common Stock pursuant to such registration statement, in each case, until such time as the Company notifies the holder that such information has been disclosed to the public or that sales pursuant to such registration statement may otherwise be resumed.

        (h) Earnings Statement. The Company will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller and each such Requesting Holder at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller or any Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

        (i) Listing. The Company will use its reasonable best efforts to cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or traded or quoted on each market on which the same class of securities issued by the Company are then listed, traded or quoted.

        (j) Transfer Agent. The Company will provide a CUSIP number for all Registrable Securities no later than the effective date of such Registration Statement.

        SECTION 4.2 DATA FROM HOLDERS OF REGISTRABLE SECURITIES. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the

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Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

        SECTION 4.3 DISCONTINUANCE OF USE OF PROSPECTUS. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 4.1(f), such holder will forthwith discontinue such holder's offer of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

        SECTION 4.4 HOLDBACK AGREEMENTS. Each holder of Registrable Securities agrees that upon prior notice to the Company to such holder and effective upon the reasonable request of the underwriters managing a public offering for sale by the Company of its securities, such holder shall not, during the 14-day period prior to, and during the 180-day period (or such shorter period as the managing underwriters have agreed with the sellers in the purchase, underwriting or similar agreement entered into in connection with such registration or as the managing underwriters may otherwise permit) beginning on, the later of (i) the effective date of such registration or (ii) the commencement of an underwritten offering, offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than the exercise of any options or warrants the conversion or exchange of any convertible or exchangeable securities) that are substantially similar to the Common Stock or that are convertible or exchangeable into securities that are substantially similar to the Common Stock (other than those included in the registration), without the prior written consent of such underwriters.

        SECTION 4.5 SELLING RESTRICTIONS. Millennia and Shareholders agree that they shall not sell on the Nasdaq National Market any Registrable Securities until after the second anniversary of the date of this Agreement. Thereafter, Millennia and Shareholders agree that they shall not sell on the Nasdaq National Market any Registrable Securities unless and until Louis D. Paolino, Jr. ("Paolino") sells any of the shares he owns of the Company Common Stock, and that they shall not sell a greater percentage of the shares owned by Millennia or Shareholders than the percentage of shares owned by Paolino which are sold by Paolino. Company acknowledges that Paolino is subject to a stock sale restriction agreement which restricts his sale of common stock for a two-year period.

                                   ARTICLE V.
                                 INDEMNIFICATION

        SECTION 5.1 INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement, against any losses, claims, damages or liabilities, joint or several, to which such holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement

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of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder for use in the preparation thereof and, provided further that the Company shall not be liable to any Person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such holder's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act.

        SECTION 5.2 INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Article III, that the Company shall have received an undertaking satisfactory to it from the prospective seller of Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information finished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, provided, that such Sellers' liability under such indemnification shall be limited to the net sales proceeds actually received by such seller from the sale of the Company's securities pursuant to such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

        SECTION 5.3 NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 5.1 or 5.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 5.1 or 5.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's

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reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party, for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                                   ARTICLE VI.
                                    RULE 144

        SECTION 6.1 RULE 144. The Company shall use its commercially reasonable efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph
(c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                                  ARTICLE VII.
                                  MISCELLANEOUS

        SECTION 7.1 NO INCONSISTENT AGREEMENTS. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreements previously entered into by the Company.

        SECTION 7.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities

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provided (a) the transfer to such holder has been approved by the Company, and
(b) the transferee agrees in writing for the benefit of the Company to be bound by and to perform all of the terms and provisions of this Agreement applicable to the transferor.

        SECTION 7.3 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

        SECTION 7.4 GOVERNING LAW. This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Delaware without reference to the principles of conflicts of laws.

        SECTION 7.5 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

        SECTION 7.6 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

        SECTION 7.7 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected if impaired thereby.

        SECTION 7.8 AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 51% or more of the shares of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7.8, whether or not such Registrable Securities shall have been marked to indicate such consent.

        SECTION 7.9 NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

        SECTION 7.10 NOTICES. Except as otherwise provided in this Agreement, all communications provided for hereunder shall be in writing and sent by first-class mail, postage prepaid, or by overnight courier, and (a) if addressed to any holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or until any such holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (b) if addressed to

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the Company, 1000 Crawford Place, Suite 400, Mt. Laurel, New Jersey, 08054, to
the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                               MACE SECURITY INTERNATIONAL, INC.

                               By:    /s/ Robert M. Kramer
                                      ------------------------------------------
                                      Robert M. Kramer, Executive Vice President

MILLENNIA CAR WASH, LLC

By:     /s/ Russell B. Geyser
    ------------------------------------------
    Russell B. Geyser, Chief Executive Officer

EXCEL LEGACY CORPORATION, a Delaware corporation

By:    /s/ Richard B. Muir
    ------------------------------------------
    Richard B. Muir, Executive Vice President

G II VENTURES, LLC, a California limited liability company

        By its Managing Member, Russell B. Geyser I, LLC, a California limited liability company

By:    /s/ Russell B. Geyser
    ------------------------------------------
    Russell B. Geyser, Managing Member


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